Exhibit 99.1

Larimar Therapeutics Appoints Dr. Gopi Shankar as Chief Development Officer

•	Biologics expert and long-time veteran of Johnson & Johnson will be responsible for the strategic development of Larimar’s clinical and R&D programs

Bala Cynwyd, PA, February 7, 2023 – Larimar Therapeutics, Inc. (“Larimar”) (Nasdaq: LRMR), a clinical-stage biotechnology company focused on developing treatments for complex rare diseases, today announced the appointment of Gopi Shankar, PhD, MBA, FAAPS, to the newly created position of Chief Development Officer (CDO). Dr. Shankar will report directly to Chief Executive Officer Carole Ben-Maimon, MD, and will be responsible for the strategic development of the Company’s clinical and R&D programs, including additional applications of the Company’s platform technology.

“We are thrilled to welcome Dr. Shankar to Larimar and look forward to benefiting from his extensive expertise in biologics development, immunology, PK/PD, and bioanalysis,” said Dr. Ben-Maimon. “His track record of efficiently growing and leading teams tasked with advancing novel biologic candidates through the development process should serve him well as he works with the Larimar team to further advance the CTI-1601 program. Moreover, the experience and relationships he’s built throughout his career at Johnson & Johnson and as President-elect of the American Association of Pharmaceutical Scientists, will be invaluable as Larimar moves towards the next phase of our corporate evolution.”

Dr. Shankar added, “Joining Larimar provides the exciting opportunity to work with a talented and successful leadership team focused on growth and on developing CTI-1601 as the first therapeutic intended to increase frataxin levels in patients with Friedreich’s ataxia (FA), potentially addressing the root cause of the disease. I believe CTI-1601’s proof-of-concept Phase 1 data are promising and clearly demonstrate the possibility that CTI-1601 may be a disease modifying therapy. Looking forward, I am eager to apply my expertise to both the strategic development of CTI-1601 and the continued application of Larimar’s intracellular delivery platform.”

Dr. Shankar joins Larimar with over 20 years of experience leading the development of novel biologics, most recently as Vice President and Global Head, Biologics Development Sciences at Janssen Research & Development (a pharmaceutical company of Johnson & Johnson, Inc.). In this role, Dr. Shankar led a global, 175-person R&D team that contributed to more than 60 combined investigational new drug (IND) application, biologics license application (BLA), and marketing authorization application (MAA) filings. He also previously worked as Senior Director and Head, Bioanalytical Sciences and Immunogenicity at Janssen Research & Development. Earlier in his career, Dr. Shankar worked as a Director, Immune Response Assessment and Research at Centocor R&D (a wholly-owned subsidiary of Johnson & Johnson), where he contributed to multiple regulatory approvals and spearheaded the publication of five multi-author white papers that formed the basis of U.S. Food and Drug Administration and European Medicines Agency guidance on clinical immunogenicity assessment and reporting.

Dr. Shankar is a Fellow and President-elect of the American Association of Pharmaceutical Scientists (AAPS) and was previously awarded the AAPS Distinguished Service Award. He also received several leadership and innovation awards, including two of Johnson & Johnson’s top recognitions—the Philip B. Hoffman Research Scientist Award and the SPARK Innovation Award. He has an Executive MBA from Drexel University, a Master of Science from Oklahoma State University, and a PhD from the University of Kentucky.

Inducement Grant Under Nasdaq Listing Rule 5635(c)(4)

In connection with Dr. Shankar’s appointment, the Compensation Committee of the Board of Directors of the Company approved inducement awards to Dr. Shankar, to be granted on February 7, 2023, under Nasdaq Listing Rule 5635(c)(4) consisting of a non-qualified stock option (“Option”) to purchase 180,000 shares of the Company’s common stock, at an exercise price equal to the closing price per share of the Company’s common stock as reported on the Nasdaq on the date of grant as a material inducement to his hiring as Chief Development Officer of the Company. The Option will vest over a four year period based upon Dr. Shankar’s continued employment, with 25% of such Option vesting on the first anniversary of the date of grant, and the remaining 75% of the Option vesting in equal monthly installments over 36 months.

The Option was granted outside the terms of the Company’s 2020 Equity Incentive Plan and approved by the Company’s Compensation Committee of the Board of Directors in reliance on the employment inducement exemption under Nasdaq Listing Rule 5635(c)(4).

About CTI-1601

CTI-1601 is a recombinant fusion protein intended to deliver human frataxin to the mitochondria of patients with Friedreich’s ataxia who are unable to produce enough of this essential protein. CTI-1601 has been granted Rare Pediatric Disease designation, Fast Track designation and Orphan Drug designation by the U.S. Food and Drug Administration (FDA), Orphan Drug Designation by the European Commission, and a PRIME designation by the European Medicines Agency.

About Larimar Therapeutics

Larimar Therapeutics, Inc. (Nasdaq: LRMR), is a clinical-stage biotechnology company focused on developing treatments for complex rare diseases. Larimar’s lead compound, CTI-1601, is being developed as a potential treatment for Friedreich’s ataxia. Larimar also plans to use its intracellular delivery platform to design other fusion proteins to target additional rare diseases characterized by deficiencies in intracellular bioactive compounds. For more information, please visit: https://larimartx.com.

Forward-Looking Statements

This press release contains forward-looking statements that are based on Larimar’s management’s beliefs and assumptions and on information currently available to management. All statements contained in this release other than statements of historical fact are forward-looking statements, including but not limited to Larimar’s expectations regarding its ability to resolve the partial clinical hold imposed by the FDA related to CTI-1601, Larimar’s ability to develop and commercialize CTI-1601 and other planned product candidates, Larimar’s planned research and development efforts, including the timing of its CTI-1601 clinical development plan and other matters regarding Larimar’s business strategies, ability to raise capital, use of capital, results of operations and financial position, and plans and objectives for future operations.

In some cases, you can identify forward-looking statements by the words “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. These statements involve risks, uncertainties and other factors that may cause actual results, performance, or achievements to be materially different from the information expressed or implied by these forward-looking statements. These risks, uncertainties and other factors include, among others, Larimar’s ability to successfully engage with the FDA and satisfactorily respond to requests from the FDA for further information and data regarding the CTI-1601 clinical trial including the FDA review of data from cohort one from the Phase 2 dose exploration trial and FDA‘s agreement to escalate the dosing in cohort two, the timing and outcomes of Larimar’s interactions with the FDA concerning the partial clinical hold, the success, cost and timing of Larimar’s product development activities, nonclinical studies and clinical trials, including CTI-1601 clinical milestones; that preliminary clinical trial results may differ from final clinical trial results, that earlier non-clinical and clinical data and testing of CTI-1601 may not be predictive of the results or success of later clinical trials, and assessments; the ongoing impact of the COVID-19 pandemic on Larimar’s future clinical trials, manufacturing, regulatory, nonclinical study timelines and operations, and general economic conditions; Larimar’s ability and the ability of third-party manufacturers Larimar engages, to optimize and scale CTI-1601’s manufacturing process; Larimar’s ability to obtain regulatory approvals for CTI-1601 and future product candidates; Larimar’s ability to develop sales and marketing capabilities, whether alone or with potential future collaborators, and to successfully commercialize any approved product candidates; Larimar’s ability to raise the necessary capital to conduct its product development activities; and other risks described in the filings made by Larimar with the Securities and Exchange Commission (SEC), including but not limited to Larimar’s periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the SEC and available at www.sec.gov. These forward-looking statements are based on a combination of facts and factors currently known by Larimar and its projections of the future, about which it cannot be certain. As a result, the forward-looking statements may not prove to be accurate. The forward-looking statements in this press release represent Larimar’s management’s views only as of the date hereof. Larimar undertakes no obligation to update any forward-looking statements for any reason, except as required by law.

Investor Contact:

Joyce Allaire

LifeSci Advisors

jallaire@lifesciadvisors.com

(212) 915-2569

Company Contact:

Michael Celano

Chief Financial Officer

mcelano@larimartx.com

(484) 414-2715